UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2012

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

5.07. Submission of Matters to a Vote of Security Holders.

On June 13, 2012, we held our Annual Meeting of Shareholders (the “Annual Meeting”) at which the following three proposals were presented to our shareholders for consideration: (1) the election of two Directors to serve until the Annual Meeting of Shareholders to be held in 2015 (Messrs. Bradshaw and Hughes), or until their successors are elected and qualified, (2) a proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2012, and (3) an advisory vote on the compensation of our named executive officers (“Say-on-Pay Vote”). These proposals were described in detail in our definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2012.

(1)Election of Directors: The nominees for election to the Board of Directors set forth below were elected by the shareholders by the following vote:

Director Nominee	For	Against and Authority Withheld	Abstentions	Broker Non-Votes
David L. Bradshaw	9,339,190	835,428	N/A	1,553,053
William F. Hughes, Jr.	9,387,294	787,324	N/A	1,553,053

(2)Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
11,307,374	410,216	10,081	N/A

(3)Advisory Vote on the Compensation of our Named Executive Officers: The compensation of our named executive officers was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
9,139,964	1,018,397	16,257	1,553,053

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: June 14, 2012
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer